Exhibit 10.2

                        CONFIDENTIAL DISCLOSURE AGREEMENT
                        ---------------------------------



This agreement (the "Agreement") is made effective on this date, ____________, by and between Phage Therapeutics, Inc., 19017 - 120th Avenue NE, Suite 102, Bothel, WA 98011 ("PhageTx") and ____________________ ("Recipient") (the
"Parties") for establishing the conditions under which PhageTx shall disclose certain proprietary and confidential information ("Information") to Recipient.

         WHEREAS, PhageTx has entered into an Advisory Agreement with Recipient, whereby Recipient will provide certain _________________ work, and

         WHEREAS, Recipient is desirous of obtaining certain proprietary and confidential Information from PhageTx, including, but not limited to, data, know-how, inventions, discoveries, products, product designs, product development plans, corporate strategic plans, or other business or financial plans and information, in any form, whether written, oral, digital or otherwise, in order to perform the said scientific work,

         THEREFORE, in consideration of these stated mutual understandings by PhageTx and Recipient, the Parties agree that:

(1) Recipient shall keep as confidential all proprietary and confidential Information, including knowledge of PhageTx's projects, project and product plans, genomic and oligonucleotide, sequences, general activities and any other proprietary and confidential Information not publicly disclosed, as may be related to PhageTx's business or technical activities which may be acquired as a result of disclosures by PhageTx's personnel or otherwise.

(2) Recipient shall not disclose PhageTx proprietary and confidential Information to any third party without written authorization by PhageTx except as permitted herein.

(3) Recipient's dissemination of PhageTx proprietary and confidential Information shall be limited to those colleagues, employees, subcontractors or other professional associates whose duties justify a need to know, and then only on basis of clear understanding that these employees and professional associates are also under written obligation to maintain the proprietary and confidential status or any such Information so received and disseminated.

(4) Recipient shall hold such proprietary and confidential Information in confidence and shall not disclose such proprietary and confidential Information in any manner, or cause same to be published without PhageTx's prior written consent.

(5) Recipient shall not use or allow to be used outside of the planned uses for the purpose of this Agreement any proprietary and confidential Information or any biological materials provided to Recipient by PhageTx under this Agreement.

(6)      The obligations of confidence and non-use shall not apply to:

          a) Information disclosed to Recipient by PhageTx which, at the time of disclosure to Recipient, is published or already known publicly or is otherwise in the public domain;

          b) Information which, after it is disclosed to Recipient by PhageTx, is published or becomes part of the public domain through no fault of Recipient;

          c) Information disclosed to Recipient by PhageTx which was known to Recipient prior to the time of disclosure, as evidenced by Recipient's prior written records;

          d) Information which has been or hereafter is disclosed to Recipient in good faith by a third party not under any obligation of confidence or secrecy to PhageTx at the time of disclosure to Recipient; and

          e) Information which is developed independently by Recipient without reference to PhageTx's proprietary and confidential Information.

7) Title to all proprietary and confidential Information, including and new proprietary and confidential Information that is expected to result from the scientific work contemplated herein, plus any biological materials and property provided to Recipient by PhageTx shall remain exclusively with PhageTx. No intellectual property rights are granted, by implications or otherwise, by this Agreement, and the disclosure of proprietary and confidential Information shall not result in any obligations to grant any rights or licenses. Upon request at any time, Recipient shall immediately account for and return to PhageTx all proprietary and confidential information, materials and property requested.

8) The obligation of confidentiality under this Agreement shall terminate five (5) years after the effective date of this Agreement.

9) Recipient agrees not to originate any publicity, news release or other public announcement written or oral, whether to the public press or otherwise, relating to PhageTx, without PhageTx's prior written consent.

10) This Agreement shall be governed by the laws of the State of Washington, and constitutes the complete and exclusive Agreement between the Parties.



Phage Therapeutics, Inc.:                   Recipient





By: /s/ Richard C. Honour, PhD  /s/         By: ______________________

Richard C. Honour                           Typed Recipients Name



Date:      _________                        Date:   ______________